UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 31, 2023

SOBR SAFE, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-53316	26-0731818
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6400 S. Fiddlers Green Circle, Suite 1400

Greenwood Village, Colorado 80111

(Address of principal executive offices) (zip code)

(844) 762-7723

(Registrant’s telephone number, including area code)

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	SOBR	The Nasdaq Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Between January 31, 2023 and February 20, 2023, SOBR Safe, Inc. (the “Company”) entered into indemnification agreements with the Company’s directors and executive officers.

The form of indemnification agreement entered into with each such director and officer generally requires the Company to indemnify the director or officer party to the agreement against any and all expenses, damages, losses, liabilities, judgments, fines, and other charges paid or payable in connection with investigating, defending, or participating in any proceeding actually and reasonably incurred by him or her if he or she was or is a party to or participant in, or is threatened to be made a party to or participant in any proceeding by reason of the fact that he or she is or was an agent of the Company, or by reason of anything done or not done by him or her in any such capacity, if he or she acted with the appropriate standard of care.

In addition, the indemnification agreements provide for the advancement of expenses incurred by the director or officers party to the agreement in defending against any such proceeding. The indemnification agreements set out, among other things, the process for determining entitlement to indemnification, the conditions to advancement of expenses, the procedures for enforcement of indemnification rights, the limitations on indemnification and requirements relating to the notice and defense of claims for which indemnification is sought.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

See Item 5.07 for further information regarding the election of directors and approval of the amendment of the Company’s 2019 Equity Incentive Plan at the annual stockholders’ meeting of the Company held on June 9, 2023.

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Company convened its 2023 Annual Stockholder Meeting (the “Meeting”) on Friday, June 9, 2023 at 1:00 P.M., Mountain Time at 6400 South Fiddlers Green Circle, Conference Center Board Room, Greenwood Village, CO 80111 (the “Annual Meeting”). A quorum was present for the Annual Meeting.

At the Annual Meeting, six proposals were submitted to the stockholders for approval as set forth in the definitive 2023 Proxy Statement as filed with the SEC on April 28, 2023. As of the record date, April 20, 2023, a total of 18,244,570 shares of common stock of the Company were issued and a total of 18,232,241 shares of common stock were outstanding and entitled to vote. The holders of record of 6,919,949 shares of common stock were present in person or represented by proxy at said meeting for a total of 6,919,949 votes represented at the meeting. Such amount represented 37.95% of the total shares outstanding and entitled to vote at the Annual Meeting.

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At the Annual Meeting, the stockholders approved all six proposals submitted. The final votes on the proposals were cast as set forth below:

1.

Proposal No. 1 – Election of directors. The stockholders elected the director nominees presented to the stockholders – Steven Beabout, Noreen Butler, Ford Fay, David Gandini, and Sandy Shoemaker – to serve until the Company’s next annual meeting of stockholders, or until their respective successors are duly elected and qualified.

Name	Shares FOR	WITHHOLD Authority To Vote
Steven Beabout	6,655,748	264,201
Noreen Butler	6,874,386	45,563
Ford Fay	6,654,779	265,170
David Gandini	6,867,497	52,452
Sandy Shoemaker	6,713,442	206,507

2.	Proposal No. 2 – Say-on-Pay. The stockholders approved, by a nonbinding “say-on-pay” advisory vote, the compensation of our named executive officers.

Shares FOR	Shares AGAINST	ABSTAIN
6,455,223	390,708	74,018

3.	Proposal No. 3 – Say-When-On-Pay. The stockholders voted to conduct future advisory votes on the compensation of the Company’s named executive officers every one year.

One Year	Two Years	Three Years	ABSTAIN
4,427,761	62,032	2,413,238	16,918

4.

Proposal No. 4 – Amendment of 2019 Equity Incentive Plan. The stockholders approved the amendment to the Company’s 2019 Equity Incentive Plan increasing the number of shares of common stock available for issuance thereunder to 3,500,000 shares plus an automatic increase on February 1 of each year equal to 5% of the total number of shares of common stock outstanding on December 31 of the preceding year.

Shares FOR	Shares AGAINST	ABSTAIN
5,920,616	919,049	80,284

5.

Proposal No. 5 – Ratification of Indemnification Agreements. The stockholders approved the ratification of indemnification agreements entered into by the Company with each of the executive officers and directors of the Company, and further authorized the Company to enter into indemnification agreements in the same form with future executive officers and directors.

Shares FOR	Shares AGAINST	ABSTAIN
6,153,600	203,042	563,307

6.

Proposal No. 6 – Approval of Minimum Exercise Price of Common Stock Purchase Warrants. The stockholders approved, for purposes of complying with the provisions of that certain Securities Purchase Agreement dated September 28, 2022, the reduction of the minimum exercise price of common stock purchase warrants issued pursuant thereto from $1.35 to $0.00001, which is the par value of the Company’s Common Stock.

Shares FOR	Shares AGAINST	ABSTAIN
6,145,176	573,401	201,372

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOBR Safe, Inc. a Delaware corporation

Dated: June 15, 2023	By:	/s/ David Gandini
David Gandini, Chief Executive Officer

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